Exhibit 10.6
Notice of Grant of Restricted Stock Awards and Award Agreement

[[FIRSTNAME]] [[LASTNAME]] [[RESADDR1]] [[RESCITY]], [[RESSTATEORPROV]] [[RESPOSTALCODE]]	Grant Number: [[GRANTNUMBER]] Plan: 2006 Participant ID: [[PARTICIPANTID]]

Effective [[DATEOFGRANT]], you have been granted an award of [[SHARESGRANTED]] shares of restricted stock. These shares are restricted until the vest date(s) shown below, at which time you will receive unrestricted shares of Globalstar Inc. (the Company) common stock.

The award will vest in increments on the date(s) shown:

[[ALLVESTSEGS]]

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2006 Equity Incentive Plan, as amended to the Date of Grant, and the Award Agreement, all of which can be found in the document section in your stock plan on Siebert.

Globalstar Inc.	[[DATEOFGRANT]]

[[SIGNATURE]]

[[FIRSTNAME]]
[[LASTNAME]]

[[SIGNATURE_DATE]]

Globalstar Inc ID: 41-2116508 1351 Holiday Square Blvd Covington, La USA

GLOBALSTAR, INC.
RESTRICTED STOCK AGREEMENT

Globalstar, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus related to the securities issuable under the Plan that have been registered under the Securities Act of 1933 (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.DEFINITIONS AND CONSTRUCTION.

1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.THE AWARD.

3.1Grant and Issuance of Shares. On the Date of Grant, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Grant Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Company along with the Grant Notice the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Grant Notice.

3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Award.

3.3Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, the Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.4Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.VESTING OF SHARES
.
4.1Normal Vesting. Except as provided in Section 4.2, the Shares shall vest and become Vested Shares as provided in the Grant Notice. No additional Shares will become Vested Shares following the Participant’s termination of Service for any reason.

4.2Acceleration of Vesting Upon a Change in Control. In the event of a Change in Control, the vesting of the Shares shall be accelerated in full and the Total Number of Shares shall be deemed Vested Shares effective as of the date of the

Change in Control, provided that the Participant’s Service has not terminated prior to such date.

4.3Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under this Agreement in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 4.3(a), upon the occurrence of any event that might reasonably be anticipated to give rise to the acceleration of vesting under Section 4.2 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section.

5.COMPANY REACQUISITION RIGHT.

5.1Company Reacquisition Right. Except to the extent otherwise provided in an employment agreement between a Participating Company and the Participant, in the event that (a) the Participant’s Service terminates for any reason or no reason, with or without Cause, or (b) the Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any Shares which are not Vested Shares (“Unvested Shares”), the Company shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Ownership Change Event. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” “Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event. For purposes of determining the number of Vested Shares following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

6.ESCROW.

6.1Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2Establishment of Escrow. The Participant authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided in Section 3.3, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Grant Notice, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of an Ownership Change Event or a change, as described in Section 8, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares that remain, following such Ownership Change Event or change described in Section 8, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company shall bear the expenses of the Escrow.

6.3Delivery of Shares to Participant. Whenever the Participant or the Participant’s legal representative proposes to sell, exchange, transfer, pledge or otherwise dispose of (other than pursuant to an Ownership Change Event) any shares of Stock subject to the Escrow, the Participant shall so notify the Company. As soon as practicable thereafter, the Company shall determine, in its sole discretion, whether (a) the Shares are Vested Shares and no longer subject to the Company Reacquisition Right and (b) the Participant has satisfied the tax withholding obligations, if any, pursuant to Section 7. If both conditions (a) and (b) set forth in the preceding sentence are satisfied, the Company shall, as soon as practicable, so notify the Participant and give to the Agent a written notice directing the Agent to deliver such Shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall deliver to the Participant the Shares specified in such notice, and the Escrow shall terminate with respect to such Shares.

7.TAX WITHHOLDING.

The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of the Award or a portion thereof, in accordance with procedures established by the Committee. Subject to compliance with applicable law and the Company’s Insider Trading Policy, and unless otherwise provided by the Company, the Participant shall satisfy the Participating Company’s tax withholding obligations in accordance with the mandatory sell to cover procedures established by the Company, which provide for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to a number of a sufficient number of whole shares becoming Vested Shares on a Vesting Date that have an aggregate Fair Market Value sufficient to pay the applicable withholding obligations.

8.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in capital structure of the Company or distributions as it deems appropriate. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8. Subject the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

10.LEGENDS.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

11.TRANSFERS IN VIOLATION OF AGREEMENT.

No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

12.MISCELLANEOUS PROVISIONS.

12.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this

Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2Nontransferability of the Award. The right to acquire Shares pursuant to the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the parties may deliver electronically any notices called for in connection with the Escrow and the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, the Grant Notice and notices in connection with the Escrow, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6Integrated Agreement. The Grant Notice, this Agreement and the Plan together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

12.7Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan and this Agreement to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

12.8Applicable Law. This Agreement shall be governed by the laws of the state of Delaware without regard to any choice of law rules thereof which might apply the laws of any other jurisdictions.

12.9Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.